         EX-99.B-77I

SUB-ITEM 77I: Terms of new or amended securities

1.          Class E Shares

Registration Statement describing Class E shares of each series of the Registrant was filed with the Securities and Exchange Commission by EDGAR on February 22, 2007 in Post-Effective Amendment No. 142 to the Registration Statement on Form N1-A, and is incorporated by reference herein.

2.          Class I Shares

Registration Statement describing Class I shares of each series of the Registrant was filed with the Securities and Exchange Commission by EDGAR on March 30, 2007 in Post-Effective Amendment No. 143 to the Registration Statement on Form N1-A, and is incorporated by reference herein.

3.          Ivy Managed EuroPacific Fund and Ivy Managed International Opportunities Fund

Registration Statement describing Class A, B, C, E, I and Y shares of Ivy Managed EuroPacific Fund and Ivy Managed International Opportunities Fund was filed with the Securities and Exchange Commission by EDGAR on March 30, 2007 in Post-Effective Amendment No. 144 to the Registration Statement on Form N1-A, and is incorporated by reference herein.